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             SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY


                                                  JURISDICTION OF
          SUBSIDIARY                                ORGANIZATION
          ----------                              ---------------
Battle Mountain (Australia) Inc.                      Delaware

Battle Mountain (Canada) Inc.                          Nevada

Battle Mountain (Dominican Republic) Inc.              Nevada

Battle Mountain Exploration Company                    Texas

Battle Mountain Finance Company                        Nevada

Battle Mountain (Irian Jaya) Ltd.                      Nevada

Battle Mountain (Kayan) Inc.                           Nevada

Battle Mountain (Ketungau) Inc.                        Nevada

Battle Mountain North America Inc.                     Nevada

Battle Mountain (Pacific) Ltd.                         Nevada

Battle Mountain Resources Inc.                         Nevada

Battle Mountain Sales Corporation               U.S. Virgin Islands

Battle Mountain Services Company                       Nevada

BMG Sub, Inc.                                         Delaware

Compania Minera El Condor                              Nevada

Compania Minera La Barca S.A. (85%)                   Bolivia

Compania Minera Vicuna                                Nevada

Empresa Minera Inti Raymi S.A. (85%)                  Bolivia

Empresa Minera La Joya S.R.L. (51%)                   Bolivia

Inversiones Mineras del Inca, S.A. (51.4%)             Chile

Kori Kollo Corporation                               Delaware

Minera BMG                                            Nevada

Minera BMG de Chile, Inc.                             Nevada

Minera BMG de Mexico, S. de R.L. de C.V.              Mexico

Minera Hispaniola, S.A. (60%)                   Dominican Republic

Minera Illimani S.A.                                Argentina

Mt. Blanca Land and Cattle Company                    Nevada

Niugini Mining Limited (51.4%)                  Papua New Guinea

Niugini Mining (Australia) Pty. Ltd. (51.4%)        Australia

Pajingo Gold Mine Pty. Ltd.                         Australia

Red Dome Pty. Ltd. (51.4%)                          Australia

SERMAT S.A. (85%)                                    Bolivia